DB
NEWS                               The Dun & Bradstreet Corporation

FOR IMMEDIATE RELEASE                            One Diamond Hill Road
October 25, 1999                                 Murray Hill, New Jersey  07974
Contacts:                                        http://www.dnbcorp.com
Walter Montgomery  908.665.5377 (Media)
Sandy Parker       908.665.5098 (Investors)


         THE DUN & BRADSTREET CORPORATION CHAIRMAN AND CHIEF EXECUTIVE
                      OFFICER VOLNEY TAYLOR TO RETIRE

   Board Begins Search for New CEO; Clifford Alexander, a Director, Becomes
                     Chairman and CEO on Interim Basis

Murray Hill, New Jersey, October 25, 1999 - The Board of Directors of Dun & Bradstreet Corporation (NYSE: DNB)today announced that Volney (Terry) Taylor has resigned as Chairman, Chief Executive Officer and a Director of the Company, effective immediately, and has stated his intention to retire from the Company at the end of the year.

The Board has appointed Clifford L. Alexander, Jr., who is currently a member of the Board of Directors, as interim Chairman and Chief Executive Officer and intends to commence a search immediately for a permanent Chairman and Chief Executive Officer. The Board will consider both external and internal candidates to succeed Mr. Taylor. The Board also reduced its size to 9 members.

In a letter to the Board, Mr. Taylor said:

"I have enjoyed 27 years of hard work and professional fulfillment with Dun & Bradstreet and have had the opportunity to manage virtually every aspect of our diverse operations over the years. I believe that during my tenure as Chairman and CEO, all of us at Dun & Bradstreet, working together, have accomplished much toward building a unique and highly competitive business. During this time, we have managed the Company through a very challenging transition, sharpened the focus of our strong portfolio of businesses, instituted cost-control programs, moved forward vigorously in building our brands, and reduced debt. One important success story, of course, has been the performance of Moody's, which we have clearly positioned as the world's leading credit-rating agency.

"Recently, we have also begun a number of initiatives designed to address growth issues in our Operating Company. We are moving in the right direction by creating a new organizational structure, accelerating our plans for the Internet, rationalizing our distribution channels, and leveraging Dun & Bradstreet's globally recognized brand to capitalize on market opportunities.

"Given where the Company stands today and in light of my own personal and professional considerations, I believe it is appropriate that I relinquish the positions of Chairman, CEO and Director and retire from the Company. I will remain with Dun & Bradstreet until December 31st and of course will provide whatever advice and counsel the Board may find helpful while the search for my successor goes forward. I have had a most rewarding career and am grateful for the many opportunities I have had to contribute to the growth of this great enterprise. To everyone associated with D&B, I wish to extend my sincerest best wishes for continued success."

Mr. Alexander, the newly appointed Chairman and CEO, commented: "Dun & Bradstreet is a preeminent provider of global business and financial services, with unsurpassed worldwide information capabilities and two of the most powerful brand names in our markets. Above all, we believe the Company has the right strategy. Execution of that strategy, on the other hand, does need to be more aggressive and consistent. Picking up where Terry is leaving off with his many contributions and accomplishments, we will intensify the Company's focus on building its key strengths through more efficient execution and thereby enhance shareholder value. With the first-rate management talent throughout the Company, our high-profile brand names and positions of market leadership, Dun & Bradstreet has the resources needed to meet the ever-changing competitive demands of our customers around the world - and to create shareholder value.

"We are today initiating a search - both within and outside the Company
- for a permanent Chairman and CEO. I will lead this search with the direct involvement of the Board, looking for a new leader who will bring to the job the strong strategic perspective and executional skills necessary to further accelerate the growth of the Company and sustain it over the long term. Concurrently, the Board and I will support in every way possible the Company's dedicated, talented management team - including Frank Sowinski, President of Dun & Bradstreet Operating Company, and John Rutherfurd, President of Moody's Investors Service. Giving special emphasis to the initiatives announced for the Dun & Bradstreet Operating Company, we will take the steps necessary to realize the potential of this organization."

Mr. Alexander also praised Mr. Taylor's contribution to the Company:
"Terry Taylor has been tireless in his work for Dun & Bradstreet. He has positioned the Company for future growth, through his leadership of our major organizational transition over the past several years, improving the Company's business portfolio, strengthening the balance sheet, launching key operational initiatives in the Operating Company and managing the great growth that has occurred at Moody's. We wish him well as he moves on to new endeavors."

Mr. Taylor, 59, joined The Dun & Bradstreet Corporation in 1972, and held senior management positions with Funk & Wagnalls and Reuben H. Donnelley, both of which have since been divested by the Company. He has served as Chairman and CEO of Dun & Bradstreet since 1996. He has been a member of the Corporation's Board of Directors since 1984. Mr. Taylor began his business career as an associate at McKinsey & Co., a management consulting firm. He is a member of the Board of Directors of the U.S.-Japan Business Council, and the Electronic Commerce Committee of the Transatlantic Business Dialogue. In addition, Mr. Taylor is a member of The Conference Board.


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

Mr. Alexander, 66, joined the Board of Dun & Bradstreet as a Director in 1993. Since 1981, he has been President of Alexander & Associates, a firm specializing in working with corporations to assist them in designing and implementing programs to recruit and promote minorities and women in order to strengthen their workforces. Mr. Alexander also served as Secretary of the Army from 1977 to 1981, and was Chairman of the Board of the Panama Canal Company during the same period. He served on the staff of the National Security Council in the Kennedy administration, and was Chairman of the Equal Employment Opportunity Commission from 1967 to 1969. He currently serves on the boards of American Home Products, MCI Worldcom, IMS Health, Mutual of America and the boards of several Dreyfuss funds. Mr. Alexander was graduated from Harvard University with honors in 1955 and from Yale Law School in 1958.

The Dun & Bradstreet Corporation (NYSE: DNB) consists of the Dun & Bradstreet operating company (D&B) and Moody's Investors Service. D&B is the global leader in business-to-business credit, marketing and purchasing information, and receivables management services. Moody's Investors Service is the leading global provider of credit ratings, research, and analysis of debt instruments for the capital markets. The Dun & Bradstreet Corporation employs approximately 12,500 associates in 37 countries with majority-owned entities and reported 1998 revenue of $1.93 billion. Additional information is available at www.dnbcorp.com.

Certain statements in this press release, in general, and in the section entitled "1999 Outlook" in particular, are forward looking. These may be identified by the use of forward-looking words or phrases, such as "believe," "expects," "committed," "confident," "opportunities," "estimates," "achieve," "expectation," "determined," "anticipate," "should," "planned," "potential," "goal," and "target," among others. These forward-looking statements are based on The Dun & Bradstreet Corporation's reasonable current expectations. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. In order to comply with the terms of the safe harbor, The Dun & Bradstreet Corporation notes that a variety of factors could cause The Dun & Bradstreet Corporation's actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. The risks and uncertainties that may affect the operations, performance, development and results of The Dun & Bradstreet Corporation's businesses include (1) complexity and uncertainty regarding the development of new high technology products; (2) loss of market share through competition; (3) introduction of competing products or technologies by other companies; (4) pricing pressures from competitors and/or customers; (5) changes in the business information and risk management industries and markets; (6) the Company's ability to protect proprietary information and technology or to obtain necessary licenses on commercially reasonable terms; (7) the Company's ability to complete the implementation of its Year 2000 and euro plans on a timely basis; (8) a reduction in demand for the Company's products and services resulting from

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

its customers' Year 2000 issues; (9) the possible loss of key employees to investment or commercial banks, or elsewhere; (10) fluctuations in Foreign currency exchange rates; (11) changes in the interest-rate environment; (12) ability to motivate its sales force; 13) ability to achieve cost reductions;
14) changes in the regulatory environment affecting the Company's business, and 15) the outcome of the IRS's review of the Company's utilization of certain capital losses during 1989 and 1990 and the associated cash flow implications. The Company undertakes no obligation to publicly release any revision to any forward looking statement to reflect any future events or circumstances.































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